Exhibit 99.2
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Management Committee
Staffmark Investment LLC
We have audited the consolidated balance sheets of Staffmark Investment LLC and subsidiaries (the “Company”) as of December 31, 2006 and December 25, 2005, and the consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Staffmark Investment LLC and subsidiaries as of December 31, 2006 and December 25, 2005, and the results of their operations and their cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Cincinnati, Ohio
January 14, 2008

STAFFMARK INVESTMENT LLC
CONSOLIDATED BALANCE SHEETS

			September 30,
	December 25,	December 31,	2007
	2005	2006	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,913,823	$10,176,579	$10,947,018
Accounts receivable trade, less allowance for doubtful accounts of $2,712,488 at December 25, 2005, $2,368,166 at December 31, 2006, and $2,265,053 (unaudited) at September 30, 2007	67,621,940	61,302,851	54,817,692
Unbilled revenue	11,684,936	8,023,355	12,470,490
Prepaid expenses and other current assets	2,631,681	1,902,354	1,294,492

Total current assets	89,852,380	81,405,139	79,529,692

PROPERTY AND EQUIPMENT, net	4,486,904	3,712,387	3,247,038

OTHER ASSETS
Goodwill, net	64,294,380	64,294,380	64,294,380
Other intangibles, net	25,596,633	25,564,299	25,540,049
Other	2,768,527	931,337	938,548

Total other assets	92,659,540	90,790,016	90,772,977

Total assets	$186,998,824	$175,907,542	$173,549,707

The accompanying notes are an integral part of these financial statements.

STAFFMARK INVESTMENT LLC
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$9,700,000	$11,600,000	$14,500,000
Trade accounts payable	17,067,524	12,985,617	12,811,326
Accrued expenses and other current liabilities:
Accrued payroll, bonuses and commissions	12,785,593	10,942,611	12,718,987
Payroll taxes and other withholdings	8,599,721	7,324,913	7,815,416
Current portion of workers’ compensation obligation	12,959,000	14,346,800	14,522,955
Other	2,545,888	1,892,027	2,199,489

Total current liabilities	63,657,726	59,091,968	64,568,173

DUE TO PARENT	44,909,105	39,905,367	34,757,929
LONG-TERM DEBT, net of current portion	58,166,964	43,666,964	34,966,964
WORKERS’ COMPENSATION OBLIGATION, net of current portion	17,634,800	19,232,600	19,468,745

Total liabilities	184,368,595	161,896,899	153,761,811

MINORITY INTEREST	356,388	356,388	356,388

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Common units, 52,525,000 units issued and outstanding at December 25, 2005, December 31, 2006 and September 30, 2007	—	—	—
Class A preferred units, 42,201,370 units issued and outstanding at December 25, 2005, December 31, 2006 and September 30, 2007	—	—	—
Class B preferred units, 24,425,198 units issued and outstanding at December 25, 2005, December 31, 2006 and September 30, 2007	2,014,551	12,825,945	18,498,344
Participating units, 1,556,722 units issued and outstanding at December 25, 2005, December 31, 2006 and September 30, 2007	259,290	828,310	933,164

Total members’ equity	2,273,841	13,654,255	19,431,508

Total liabilities and members’ equity	$186,998,824	$175,907,542	$173,549,707

The accompanying notes are an integral part of these financial statements.

STAFFMARK INVESTMENT LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Nine months ended
	December	September	September
	31,	24,	30,
	2006	2006	2007
		(unaudited)	(unaudited)
Revenue	$624,484,296	$455,958,011	$434,771,625
Cost of revenue	520,409,460	380,336,741	360,403,796

Gross profit	104,074,836	75,621,270	74,367,829

Operating expenses:
Staffing expense	54,270,316	39,764,422	41,535,001
Selling, general & administrative expenses	27,590,786	21,432,748	19,967,956
Depreciation and amortization	2,237,302	1,710,313	1,678,813

Total operating expenses	84,098,404	62,907,483	63,181,770

Income from operations	19,976,432	12,713,787	11,186,059

Other expense:
Interest expense, net	6,373,677	4,183,858	4,951,896
Other (income) expense, net	2,088,861	(338,745)	24,077

Total other expense	8,462,538	3,845,113	4,975,973

Income before income taxes	11,513,894	8,868,674	6,210,086

Income taxes	133,480	133,480	239,140

Net income	$11,380,414	$8,735,194	$5,970,946

The accompanying notes are an integral part of these financial statements.

STAFFMARK INVESTMENT LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the year ended December 31, 2006

					Total
		Class A			Members’
	Common	Preferred	Class B Preferred	Participating	Equity

Balances at December 25, 2005	$—	$—	$2,014,551	$259,290	$2,273,841

Net income	—	—	10,811,394	569,020	11,380,414

Balances at December 31, 2006	$—	$—	$12,825,945	$828,310	$13,654,255

The accompanying notes are an integral part of these financial statements.

STAFFMARK INVESTMENT LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Nine months ended
	December	September	September
	31,	24,	30,
	2006	2006	2007
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,380,414	$8,735,194	$5,970,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,269,636	1,734,563	1,703,063
Loss on disposal of property and equipment	48,804	24	11,348
Bad debt expense	1,397,591	1,394,064	355,847
Changes in assets and liabilities:
Accounts receivable and unbilled revenue	8,583,079	7,889,218	1,682,177
Prepaid expenses and other assets	2,566,517	943,259	600,651
Accounts payable, accrued expenses and other liabilities	(4,867,958)	(4,853,752)	2,812,350

Net cash provided by operating activities	21,378,083	15,842,570	13,136,382

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,511,589)	(1,118,380)	(1,224,812)

Net cash used in investing activities	(1,511,589)	(1,118,380)	(1,224,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distribution to members	—	—	(193,693)
Repayments of third party debt	(12,600,000)	(7,275,000)	(5,800,000)
Borrowings of related party debt	3,555,963	2,598,461	4,111,028
Repayments of related party debt	(8,559,701)	(6,704,044)	(9,258,466)

Net cash used in financing activities	(17,603,738)	(11,380,583)	(11,141,131)

Net increase in cash and cash equivalents	2,262,756	3,343,607	770,439
Cash and cash equivalents, beginning of year	7,913,823	7,913,823	10,176,579

Cash and cash equivalents, end of year	$10,176,579	$11,257,430	$10,947,018

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$6,680,094	$6,622,125	$6,217,066

Cash paid for income taxes	$133,480	$133,480	$239,140

The accompanying notes are an integral part of these financial statements.

STAFFMARK INVESTMENT LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — NATURE OF OPERATIONS AND ORGANIZATION
Staffmark Investment LLC (the “Company”) is a subsidiary of SF Holding Corporation (Stephens or Parent) that provides various staffing services including temporary help and permanent placement, which constitutes one segment for financial reporting purposes. The Company has staffing offices located throughout the United States. The Company’s headquarters are in Little Rock, Arkansas. The Company was organized on June 28, 2000 under the laws of the state of Delaware.
NOTE B — SUMMARY OF ACCOUNTING POLICIES
1. Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the company and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
2. Cash and Cash Equivalents
Cash and equivalents are comprised of highly liquid instruments with original maturities of three months or less.
3. Trade Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount, net of discounts, and do not bear interest. The Company records an allowance for doubtful accounts based on historical loss experience, customer payment patterns and current economic trends. The Company reviews the adequacy of the allowance for doubtful accounts on a periodic basis and adjusts the balance, if necessary. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.
4. Revenue Recognition
Revenue from temporary staffing services is recognized at the time services are provided by Company employees or subcontractors and is reported based on gross billings to customers. The Company recognizes revenue for permanent placement services at the employee start date, which management believes is the culmination of the earnings process. Permanent placement services are fully guaranteed to the satisfaction of the customer for a specified period, usually 30 to 90 days. Revenue from subcontracted temporary staffing services is reported on a net basis pursuant to Emerging Issues Task Force No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent. Net charges recorded in revenue from subcontracted temporary staffing services were $416,364 in 2006, $399,176 (unaudited) for the nine months ended September 24, 2006 and $201,263 (unaudited) for the nine months ended September 30, 2007.
5. Property and Equipment
Property and equipment consisted of the following at December 25, 2005, December 31, 2006, and September 30, 2007:

	December 25,	December 31,	September 30,
	2005	2006	2007
			(unaudited)
Furniture and fixtures	$2,920,366	$3,031,948	$3,165,406
Office equipment	5,686,412	6,387,078	6,823,640
Computer software	6,138,980	6,258,113	6,534,962
Transportation equipment	120,294	148,154	167,782
Leasehold improvements	2,102,986	2,510,343	2,692,804

	16,969,038	18,335,636	19,384,594
Less: accumulated depreciation	(12,482,134)	(14,623,249)	(16,137,556)

Total property and equipment, net	$4,486,904	$3,712,387	$3,247,038

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets, using the straight-line method. Leasehold improvements are depreciated over the shorter of the lease term or estimated useful life of the asset. Estimated useful lives are as follows:

Description	Useful Life
Office equipment	3-5 years
Furniture and fixtures	7 years
Transportation equipment	5 years
Leasehold improvements	4 years
Computer software	3 years
6. Impairment of Long-Lived Assets
Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of (if any) would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheets.
7. Software Development Costs
The company accounts for costs incurred to develop computer software for internal use in accordance with the Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. As required by SOP 98-1, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary phase along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over various periods up to three years. Costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain factors, including, but not limited to, technological and economic feasibility, and estimated economic life. For the year ended December 31, 2006, the company capitalized software development costs of $119,133. As of December 31, 2006 and December 25, 2005, net capitalized software costs totaled $268,576 and $421,390, respectively. As of September 30, 2007, net capitalized software costs totaled $371,671 (unaudited).
8. Goodwill and Other Intangible Assets
Goodwill and other purchased intangible assets not subject to amortization are tested for impairment at least annually, or if an event occurs or circumstances change that may reduce the fair value of the reporting unit below its book value. If the fair value of the reporting unit tested has fallen below its book value, the estimated fair value of goodwill is compared to its book value. If the book value of goodwill exceeds the estimated fair value of goodwill, an impairment loss would be recognized in an amount equal to that excess. The Company uses a discounted cash flow methodology to determine fair value. No impairment was recognized in 2006 or for the nine months ended September 30, 2007.
9. Workers’ Compensation Liability
The Company self-insures its workers’ compensation exposure for its employees. The Company engages an actuarial firm to help determine its estimated workers’ compensation liability, which is calculated using a weighted average of the incurred method, paid method and case method. The determination of this liability and reserve amount is based on the use of certain actuarial assumptions and estimates. Actual results could differ from these projections. The Company has purchased stop-loss insurance coverage which limits the Company’s exposure to $1,000,000 per claim as of December 31, 2006, December 25, 2005 and September 30, 2007.

10. Income taxes
The Company is a limited liability company, and therefore the results of its operations are included in the determination of taxable income or loss of its members for federal income tax purposes. The company has provided for various local and state income and franchise taxes payable by the Company and reports such amounts as income taxes in the accompanying consolidated statements of operations.
11. Advertising
The Company expenses the cost of advertising as incurred. Advertising expense was approximately $2,585,000 for the year ended December 31, 2006, $1,872,000 (unaudited) for the nine months ended September 24, 2006, and $1,789,000 (unaudited) for the nine months ended September 30, 2007.
12. Use of Estimates
The preparation of consolidated financial statements requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates included in the Company’s financial statements include the accrual for workers’ compensation and the assumptions used in the goodwill and intangible asset valuation testing.
13. Fiscal Year
The Company ends its fiscal year on the closest Sunday on or prior to December 31, and operates on a 52-53 week fiscal year. The year ended December 31, 2006 has been designated Fiscal 2006 and is a 53-week year. The nine months ended September 30, 2007 and September 24, 2006 are 39-week periods.
NOTE C — DEBT
1. Term Loan
On September 30, 2004, the Company entered into a credit agreement with a group of financial institutions that provided for a term loan of $77,566,964. The proceeds from these borrowings were utilized to repay amounts outstanding under the Company’s former credit agreements.
Borrowings under the term loan bears interest equal to LIBOR plus a margin equal to 0.625%. Payments of principal and interest are due quarterly with a balloon payment due at maturity in 2008. The rate on the term loan at December 31, 2006 was 5.793%. Borrowings under the term loan are secured by the assets of the Company and its subsidiaries and are guaranteed by Stephens.
The terms of these borrowings impose certain ownership and financial restrictions on the Company. The Company’s debt agreement contains affirmative and negative covenants including financial covenants requiring Stephens to maintain a minimum liquidity ratio and net worth multiple. Additionally, these covenants limit the Company’s ability to incur additional debt, distribute dividends and limit capital expenditures, among other restrictions. The agreement also contains a provision that requires additional payments of principal, upon asset sale or fundamental change in the business.
At December 25, 2005, the Company was party to an interest rate swap agreement to manage its exposure to interest rate movements in its variable rate debt. As the swap was not designated as a hedge instrument, changes in the market value of the instrument are recorded in the statement of operations. The swap expired on September 30, 2006 and the Company recorded a charge of $1,886,800 which is included in other expense on the accompanying statement of operations.
The maturities of long-term debt for each of the years subsequent to December 31, 2006 are as follows:

2007	$11,600,000
2008	43,666,964

$55,266,964

2. Due to Parent
Stephens periodically advances funds to the Company to finance company operations. Amounts due to Stephens bear interest equal to the Prime Rate plus 5.00%. The rate at December 31, 2006 and December 25, 2005 was 13.25% and 12%, respectively. Interest expense on amounts due to Stephens was $4,663,135 for the year ended December 31, 2006. The rate at September 30, 2007 was 13.25%. Interest expense for the nine months ended September 30, 2007 and September 24, 2006 was $2,748,482 (unaudited) and $3,389,808 (unaudited), respectively.
3. Letters of Credit
Letters of credit outstanding at December 31, 2006 were $53,167,000, the majority of which are related to the Company’s workers’ compensation arrangements. These letters of credit are guaranteed by Stephens and are issued under a credit facility maintained by Stephens. Letters of credit outstanding at September 30, 2007 were $53,167,000 (unaudited).
NOTE D — CAPITAL ACTIVITIES
The Company was formed in June 2000 as a Delaware limited liability company. Contributions of $1 per unit were made in exchange for 52,625,000 common units (Common Shares). In June 2001, notes payable were converted by the Company into preferred units (Preferred Shares) at $1 per unit. The former note holders received 42,201,370 shares of Class A Preferred Shares and 24,471,370 of Class B Preferred Shares.
On January 1, 2004, the members of the Company entered into an Amended and Restated Operating Agreement (Operating Agreement). In exchange for services rendered and to be rendered by certain Company executives, 1,556,722 additional units were issued (Participating Shares). These shares vest 20% per year subsequent to the date of grant. Holders of the Participating Shares will be fully vested in these shares on January 1, 2009. The Company determined these shares had minimal value at the date of grant.
Under the Operating Agreement, net income is first allocated to offset previously allocated losses in the following order:

•	Class B Preferred and Participating Shares	95% and 5% of net income, respectively
•	Class A Preferred and Participating Shares	95% and 5% of net income, respectively
•	Common and Participating Shares	95% and 5% of net income, respectively
Once all previously allocated net losses are reduced to zero, holders of Class B Preferred Shares and Participating Shares are entitled to 95% and 5%, respectively, per year of net income until the cumulative net income allocated to the Class B Preferred Shares is equal to the Class B Priority Return, as defined. Once Class B priority allocations are satisfied, the holders of Class A Preferred Shares and Participating Shares are then entitled to 95% and 5%, respectively, per year of net income until the cumulative net income allocated to the Class A Preferred Shares is equal to the Class A Priority Return, as defined. Once all Preferred priority allocations are satisfied, the holders of Common Shares and Participating Shares are then entitled to 95% and 5%, respectively, of any remaining net income. Any losses incurred offset previously allocated income in the following order: Class B Preferred Shares, then Class A Preferred Shares then Common Shares. Once all previously allocated net income is reduced to zero, additional losses reduce capital accounts in the following order, until such capital accounts are reduced to zero:

•	Common and Participating Shares	95% and 5% of net losses, respectively
•	Class A Preferred and Participating Shares	95% and 5% of net income, respectively
•	Class B Preferred and Participating Shares	95% and 5% of net income, respectively
Upon liquidation, after determining that all known debts and liabilities of the Company have been paid, the remaining assets are distributed to the members in accordance with their respective capital account balances.
During 2000, the Company issued warrants to certain note holders to purchase 15.05% of the fully diluted common units for a $1 per unit. These warrants are exercisable from the date of grant through June 28, 2010. The Company determined these warrants had minimal value at the date of issuance.
During 2003, the Company issued options to one of the Company’s executives for 586,024 common units of the Company with an exercise price of $0.20 per unit. The options are fully vested on the date of grant and can only be exercised all at once. The Company determined these options had minimal value at the date of grant. The options expire on September 30, 2010.
NOTE E — INTANGIBLE ASSETS
Intangible assets, excluding goodwill, consisted of the following at December 25, 2005, December 31, 2006 and September 30, 2007:

	December 25,	December 31,	September 30,
	2005	2006	2007
			(unaudited)
Trade name	$25,500,000	$25,500,000	$25,500,000
Deferred financing costs	129,336	129,336	129,336

	25,629,336	25,629,336	25,629,336
Less: accumulated amortization, deferred financing costs	(32,703)	(65,037)	(89,287)

Total intangible assets, net	$25,596,633	$25,564,299	$25,540,049

The trade name is considered an indefinite-lived intangible asset and is therefore not amortized. Deferred financing costs are amortized over the lives of the respective loans. Amortization of deferred financing costs is recorded on the straight-line basis, which approximates the effective interest method. Amortization expense for the year ended December 31, 2006, was $32,334 and is recorded as a component of interest expense. Amortization expense for the nine month periods ended September 24, 2006 and September 30, 2007 was $24,250 (unaudited).
NOTE F — RELATED PARTY TRANSACTIONS
1. Revenue
The company services a small number of affiliates of Stephens. Revenues from affiliates were approximately $1,218,000 for the year ended December 31, 2006, $877,000 (unaudited) for the nine months ending September 24, 2006, and $778,000 (unaudited) for the nine months ending September 30, 2007.
2. Costs
Support services are provided by Stephens including legal, information technology, accounts payable, rent and other. For the year ended December 31, 2006 fees for these services were approximately $2,539,000. For the nine month periods ended September 24, 2006 and September 30, 2007 the fees for these services were approximately $1,825,000 (unaudited) and $2,185,000 (unaudited), respectively.
3. Insurance Policy
During 2006, the Company held a general liability insurance policy for which Stephens Insurance Services acted as the insurance broker. For the year ended December 31, 2006 expense for the policy, including broker fees, was $463,279. Expense for the policy, including broker fees, was $358,626 (unaudited) for the nine months ending September 24, 2006, and $427,042 (unaudited) for the nine months ending September 30, 2007.
NOTE G — COMMITMENTS AND CONTINGENCIES
1. Leases
The Company has entered into various operating lease agreements for its premises, office equipment and automobiles. Rental expense under operating leases for the year ended December 31, 2006 was $5,473,132. The Company’ corporate headquarters are leased from Stephens on a month-to-month basis. Rental expense under this related party lease for the year ended December 31, 2006 was $211,220. The Company subleases certain of its office premises to a third party.
Future minimum lease payments and sublease receipts as of December 31, 2006 are as follows:

	Minimum lease		Net Operating
	payments	Sublease Receipts	Lease Commitments
2007	$5,098,248	$(535,000)	$4,563,248
2008	4,209,476	(535,000)	3,674,476
2009	3,065,124	(267,000)	2,798,124
2010	1,850,224	—	1,850,224
2011	572,073	—	572,073
Thereafter	149,255	—	149,255

	$14,944,400	$(1,337,000)	$13,607,400

2. Employment Agreements
Certain of the Company’s executives are covered by employment agreements which include, among other terms, base compensation, incentive-bonus determinations and payments in the event of termination or change in control of the Company.
3. Workers’ Compensation Liability
The following is a summary of amounts recorded related to workers’ compensation:

	2006	2005
Amounts Payable	$36,894,973	$33,658,023
Unamortized discount	(3,315,573)	(3,064,223)

Present value amounts payable	$33,579,400	$30,593,800

Expected aggregate undiscounted amounts payable are as follows at December 31, 2006:

2007	$14,701,098
2008	8,507,550
2009	5,221,765
2010	3,208,589
2011	2,131,172
Thereafter	3,124,799

$36,894,973

4. Litigation
The Company is a defendant in various lawsuits and claims arising in the normal course of business. Management believes it has valid defenses in these cases and is defending them vigorously. While the results of litigations cannot be predicted with certainty, management believes the final outcome of such litigation will not have a material effect on the financial position or results of operations of the company.
NOTE H — RETIREMENT SAVINGS PLAN
Staffmark 401(k) Savings Plan (the Plan) was established June 27, 2000, as a contributory 401(k) plan for all full-time and temporary employees. The Company’s 401(k) retirement savings plan (the Plan) covers any employee of the Company who has reached the age of 21, except employees who participate in another qualified plan to which the Company contributes. Full-time and temporary employees become eligible on the first of the month following attainment of age 21 and completion of a 30-day waiting period. Employees may contribute up to 75% of his or her annual compensation, not to exceed limits determined under Section 415(c) of the U.S. Internal Revenue Code. Highly compensated employees are not permitted to contribute unless they are age 50 or older, in which case they are permitted to contribute the annually determined maximum of the IRS “catch up” provision only.

The Plan requires the Company to make matching contributions to the Plan equal to 50% of the first 6% of the employee contributions each pay period. Additionally, the Plan allows for discretionary employer contributions; however, no discretionary employer contributions have been made since the Plan’s inception.  Full-time employees are eligible for the employer matching contribution immediately. Temporary employees become eligible for the employer matching contribution on the first day of the calendar quarter after which the employee has provided one year of service and worked at least one thousand hours in that year. Employer matching contributions to the Plan were $549,253 for the year ending December 31, 2006.
NOTE I — SUBSEQUENT EVENT
On December 19, 2007, the Company and the Company’s members entered into a purchase agreement with CBS Personnel Holdings, Inc. (CBS), a wholly-owned subsidiary of Compass Group Diversified Holdings LLC, to purchase all of the issued and outstanding members’ equity interests of the Company. Upon consummation of the acquisition in January 2008, the Company became a wholly-owned subsidiary of CBS.